Exhibit 4.1

                                RIGHTS AGREEMENT

                                  BY AND AMONG

                                  MYOTECH, LLC,

               THE MEMBERS OF MYOTECH, LLC, SET FORTH ON EXHIBIT A

                                       AND

                           BIOPHAN TECHNOLOGIES, INC.



                          Dated as of November 30, 2005



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                                  MYOTECH, LLC

                                RIGHTS AGREEMENT

      This Agreement dated as of November 30, 2005 is entered into by and among Myotech, LLC, a New York limited liability company (the "Company"), the members of the Company listed on Exhibit A attached hereto (the "Members"), and Biophan Technologies, Inc., a Nevada corporation (the "Purchaser").

                                    Recitals

      WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"); and

      WHEREAS, the Company, the Members and the Purchaser desire to provide for certain arrangements with respect to (i) the registration of shares of common stock of the Purchaser under the Securities Act (as defined below), and (ii) certain covenants of the Company, the Members and the Purchaser;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Certain Definitions.

      As used in this Agreement, the following terms shall have the following respective meanings:

            "Class A Units" means the Class A Units of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Company" has the meaning ascribed to it in the introductory paragraph hereto.

            "Company Sale" means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues units pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the units of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock or other equity securities which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock or other equity securities of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the members of the Company of more than 50% by voting power of the then-outstanding units of the Company to any person or entity or group of affiliated persons or entities.

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            "Company Subsidiary" means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

            "Funding Default" has the meaning ascribed thereto in the Securities Purchase Agreement.

            "Founding Members" means George L. Anstadt, George W. Anstadt, Mark
P. Anstadt, Jeffrey L. Helfer, Stuart G. MacDonald and BioMed Solutions, LLC.

            "Indemnified Party" means a party entitled to indemnification pursuant to Section 2.4.

            "Indemnifying Party" means a party obligated to provide indemnification pursuant to Section 2.4.

            "Member" has the meaning ascribed to it in the introductory paragraph hereto.

            "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Purchaser" has the meaning ascribed to it in the introductory paragraph hereto.

            "Purchaser Common Stock" means the common stock, $0.005 par value per share, of the Purchaser.

            "Registrable Shares" means (a) the shares of Purchaser Common Stock issued by the Purchaser pursuant to the Securities Purchase Agreement and (b) any other shares of Purchaser Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Purchaser Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, (ii) when such shares are eligible for resale pursuant to Rule 144(k) under the Securities Act, or (iii) when such shares may be sold in a single transaction pursuant to Rule 144(e) under the Securities Act.

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            "Registration Expenses" means all expenses incurred by the Purchaser in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Purchaser and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of any Selling Stockholder's own counsel (other than the counsel selected to represent all Selling Stockholders).

            "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

            "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

            "Securities Purchase Agreement" has the meaning ascribed to it in the recitals hereto.

            "Selling Stockholder" means the Company and/or the Members owning Registrable Shares included in a Registration Statement.

      2. Registration Rights.

            2.1 Registration.

                  (a) By the later of (i) February 1, 2006, or (ii) 10 business days after the declaration of effectiveness of the Purchaser's currently filed registration statement (no. 333-128774), the Purchaser shall file a new Registration Statement on Form S-3 (or such similar form) with the Commission covering shares of Purchaser Common Stock held by the Company at that time.

                  (b) The Purchaser shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing of such Registration Statement.

                  (c) Notwithstanding the foregoing, the Purchaser shall not be required, pursuant to this Section 2.1, to include any Registrable Shares in a Registration Statement if such Registrable Shares can then be sold in a single transaction pursuant to Rule 144 under the Securities Act.

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                  (d) Notwithstanding anything herein to the contrary, the
Company shall have the right to assign its rights under Section 2 of this Agreement to any member of the Company to whom the Company distributes any Registrable Shares pursuant to the terms of the Lock-Up Agreement (as defined in the Securities Purchase Agreement) and in accordance with all applicable federal and state securities laws.

      2.2 Registration Procedures.

                  (a) If and whenever the Purchaser is required by the provisions of this Agreement to use its reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Purchaser shall:

                        (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable efforts to cause that Registration Statement to become effective as soon as possible;

                        (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for a period of time from the effective date and until the date upon which all such Registrable Shares are no longer deemed to be Registrable Shares;

                        (iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                        (iv) as expeditiously as possible use its reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Purchaser shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Purchaser determines is inadvisable;

                        (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Purchaser are then listed;

                        (vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

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                        (vii) promptly make available for inspection by the
Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Purchaser and cause the Purchaser's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                        (viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                        (ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

                  (b) If the Purchaser has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Purchaser shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Purchaser. The Purchaser shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

                  (c) In the event that, in the reasonable judgment of the Purchaser, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Purchaser reasonably believes public disclosure would be detrimental to the Purchaser, the Purchaser shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Purchaser that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Purchaser shall not exercise its rights under this Section 2.2(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

            2.3 Allocation of Expenses. The Purchaser will pay all Registration Expenses for all registrations under this Agreement.

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            2.4 Indemnification and Contribution.

                  (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Purchaser will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Purchaser, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Purchaser, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Purchaser or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Purchaser by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds received by such Selling Stockholder in exchange for the Registrable Shares sold by such Selling Stockholder in connection with such registration.

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                  (c) Each Indemnified Party shall give notice to the
Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4 except to the extent that the Indemnifying Party is materially adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.4 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect of any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Purchaser on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Purchaser and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Purchaser or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchaser and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.4(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Purchaser shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.4(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.4(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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                  (e) The rights and obligations of the Purchaser and the
Selling Stockholders under this Section 2.4 shall survive the termination of this Agreement.

            2.5 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Purchaser such information regarding such holder and the distribution proposed by such holder as the Purchaser may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

            2.6 Confidentiality of Notices. The Company and/or any Member receiving any written notice from the Purchaser regarding the Purchaser's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

            2.7 Termination. Subject to the Company's rights of assignment pursuant to Section 2.1(d) above, all of the Purchaser's obligations to register Registrable Shares under Section 2.1 shall terminate upon the date on which the Company and the Members no longer hold any Registrable Shares.

      3. Covenants.

            3.1 Negative Covenants. So long as the Purchaser remains a holder of the Company's Class A Units, subject to the termination provisions of Section
3.12 below, the Company shall not, without prior written consent of the
Purchaser:

                  (a) amend or repeal any provision of, or add any provision to, the Company's Certificate of Formation or Operating Agreement (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, preference or privileges of the Class A Units held by the Purchaser, including, but not limited to, the authorization of additional Class A Units;

                  (b) authorize, designate or issue any class of units in addition to the units currently outstanding as of the date of this Agreement (other than pursuant to an option plan or other equity incentive plan approved by the Board of Directors of the Company, including the approval of one of the Purchaser's designated Board members);

                  (c) declare or pay any dividend or make any distribution (other than dividends on Class A Units payable solely in Class A Units) or permit any Company Subsidiary to declare or pay any dividend or make any distribution (other than dividends or distributions payable solely to the Company); provided, however, that the Founding Members may declare or pay dividends and make distributions (including distributions of Registrable Shares) once the Company achieves profitability and positive cash flow from operations;

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                  (d) merge with or into or consolidate, or permit any Company
Subsidiary to merge with or into or consolidate, with any other entity (other than a merger or consolidation solely between the Company and one or more Company Subsidiaries or among Company Subsidiaries);

                  (e) sell, lease, or otherwise dispose of all or substantially all of the Company's properties or assets not otherwise in the ordinary course of business;

                  (f) liquidate, dissolve or effect a recapitalization or reorganization;

                  (g) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly (including through a Company Subsidiary), or otherwise, of any units (other than repurchases of units (i) at cost upon termination of employment or service, or (ii) pursuant to the right of first refusal provision contained in Section 3.11 below that is unanimously approved by the consent or vote of all of the Board members of the Company, except for the Board members who may be selling such units pursuant to Section 3.11, or in the case of the Purchaser, any of its Board designees), or allocate its current profits and losses or its accumulated profits and losses to its members other than in a pro-rata manner based upon the members' pro-rata ownership interest in the Company;

                  (h) enter into, or permit any Company Subsidiary to enter into, any lines of business that is not primarily related to the business of the Company as conducted or proposed to be conducted as of the date of this Agreement, or exit any lines of business that are conducted or proposed to be conducted by the Company as of the date of this Agreement;

                  (i) grant, or permit any Company Subsidiary to grant, an exclusive license to any of the Company's or any such Company Subsidiary's material intellectual property rights;

                  (j) permit any Company Subsidiary to issue any equity securities other than issuances to the Company or another Company Subsidiary;

                  (k) acquire, directly or indirectly (including through a Company Subsidiary), all or substantially all of the properties, assets or stock of any other company or entity;

                  (l) incur any indebtedness, or permit any Company Subsidiary to incur any indebtedness (other than indebtedness of Company Subsidiaries owed to the Company), that, in each case, is either (i) outside the ordinary course of business, (ii) outside the budget approved by the Purchaser set forth in
Section 3.4(a) below, or (iii) in excess of $50,000 in the aggregate per fiscal year;

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                  (m) disclose the source code for any software developed by the
Company (other than pursuant to a reasonable source code escrow in which the Company is a party and is executed in connection with a license agreement that is entered into by the Company in the ordinary course of business of the Company and with a source code escrow provision that is usual and customary), or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except that a copy of such source code shall be provided by the Company to the Purchaser and the Company shall deliver to the Purchaser an update of such source code, on a quarterly basis, and the Purchaser will take reasonable measures to prevent disclosure of such source code; or

                  (n) disclose any medical, scientific, clinical or regulatory matters to any third party, or issue any press release, brochure or any other public disclosure of such clinical or regulatory matters, without the consent of the Purchaser, which consent shall not be unreasonably withheld, except as may be required by law or regulatory process, in which event the Purchaser shall be given an opportunity to review, in advance, the proposed disclosure; provided, however, that so long as this Section 3.1(n) shall be applicable, then the Purchaser shall not disclose any medical, scientific, clinical or regulatory matters concerning the Company to any third party, or issue any press release, brochure or any other public disclosure of such clinical or regulatory matters concerning the Company (except for a non-material reference to the Company), without the consent of the Company, which consent shall not be unreasonably withheld, except as may be required by law, in which event the Company shall be given an opportunity to review, in advance, the proposed disclosure.

            3.2 Affirmative Covenants. So long as the Purchaser remains a holder of the Company's Class A Units, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

                  (a) Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, adequate reserves with respect thereto; and pay in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to its operations, except such as are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, appropriate reserves with respect thereto.

                  (b) Maintenance of Insurance. Maintain with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Company reasonably deems advisable.

                  (c) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

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                  (d) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

                  (e) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

                  (f) Maintenance of Properties, etc. Maintain and preserve all of its properties that the Company reasonably deems material in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

            3.3 Board Representation and Observation.

                  (a) Upon the execution of this Agreement, the Purchaser shall have the right to designate three (3) members to the Company's Board of Directors. Subject to the rights of the Founding Members set forth in Section 3.3(b), at such time as the Purchaser owns at least a majority of the outstanding voting equity interests of the Company, the Purchaser shall have the option to designate four (4) members to the Company's Board of Directors, constituting a majority of and control the Company's Board of Directors. The Board of Directors shall at all times consist of not more than 7 members.

                  (b) From the date hereof and until the Purchaser owns at least a majority of the outstanding voting securities of the Company, a majority of the Founding Members shall have the right to appoint four (4) members to the Company's Board of Directors. From and after the date on which Purchaser holds in excess of 50% of the outstanding voting securities of the Company (the "Control Trigger"), a majority of the Founding Members shall have the right to designate three (3) members to the Company's Board of Directors.

                  (c) Jeffrey L. Helfer, or such other Company representative acceptable to the Purchaser, shall have the right to observe those portions of all Purchaser's Board of Directors meetings that pertain to Company matters. The Board of Directors of the Purchaser shall provide the Company with notice and all information with respect to such meetings as is delivered to the directors of the Purchaser.

            3.4 Other Information.

                  (a) Pursuant to the Securities Purchase Agreement, the Company shall have prepared, and the Company, the Purchaser and the Purchaser's Board of Directors shall have approved, (i) a detailed product development plan, (ii) a clinical and regulatory plan, (iii) a timetable and (iv) a detailed monthly budget for the $12,000,000 of potential funding by the Purchaser. The Company shall prepare and provide to the Purchaser an update to such plans and budgets, if any, each quarter.

                  (b) The Company shall prepare and provide to the Purchaser a monthly letter informing the Purchaser of the Company's progress. The Company will also inform the Purchaser, promptly, of all material developments relating to the Company's operations or financial condition.

            3.5 Licensing and/or Strategic Alliance Relationships.

                  (a) Provided that a Non-Election or a Funding Default shall not have occurred, the Purchaser shall have the right, at all times, to select and enter into licensing and/or strategic alliance relationships on behalf of the Company. The Purchaser shall have prepared a list of acceptable licensees/partners for which the Purchaser's approval will not be required, as set forth on Exhibit B hereto. In addition to the foregoing, the Company shall retain the right to approve certain licensees and/or strategic alliance partners (licensees/partners), which may be selected by the Purchaser. The Company shall have prepared a list of licensees/partners for which the Company's approval will be required, including the basis for requiring the Company's prior approval, as set forth on Exhibit C hereto. In the event the Purchaser desires to enter into a license agreement or a strategic alliance relationship with a licensee/partner that will require the approval of the Company, the Purchaser shall prepare a written memorandum identifying, in detail, the basis for a transaction with such licensee/partner. The Company shall not unreasonably withhold its approval for such a transaction. Notwithstanding the foregoing, the Purchaser agrees that any licensing and/or strategic alliance relationship, or Sale Transaction (as defined in Section 3.13 below) that is consummated in accordance with the provisions of Section 3.13 below, negotiated and entered into on behalf of the Company shall contain development and active commercialization milestones (in appropriate markets) pertaining to the Company's products, technology and intellectual property, such that if the milestones are not met, the underlying license and other rights reverts back to the Company or its successors. In addition to the foregoing, the Purchaser agrees that it shall not enter into a licensing and/or strategic alliance relationship on behalf of the Company within 10 months of the date of this Agreement without the consent of the Founding Members who hold a majority of the outstanding Units then held by all of the Founding Members.

                  (b) Upon a Non-Election or a Funding Default, the Founding Members shall have the right to select and enter into licensing and/or strategic alliance relationships, which relationships shall be brought to the attention of the Purchaser, and the Purchaser shall be consulted about the relationship prior to entering into such relationship; provided, however, the approval of the Purchaser shall not be required. Notwithstanding the foregoing, following a Control Trigger, the Purchaser's designees that are members of the Company's Board of Directors shall retain the right to approve such licensing and/or strategic alliance relationships in their capacity as Board members of the Company, even upon or after a Non-Election or Funding Default.

            3.6 Material Changes and Litigation. The Company shall promptly notify the Purchaser of any material adverse change in the business, assets or financial condition of the Company and of any material litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any officer, director, key employee or principal equity holder of the Company which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Company.

            3.7 Agreements with Employees; Options. The Company shall require
(i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into non-disclosure and assignment of inventions agreements and shall require all persons now or hereafter employed by the Company to enter into non-competition and non-solicitation agreements, in such form as may be approved by the Board of Directors of the Company, including the manager appointed by the Purchaser.

            3.8 Board of Directors.

                  (a) The Company shall promptly reimburse in full each member of the Board of Directors of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

                  (b) The Board of Directors shall meet on at least a monthly basis, unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary.

            3.9 Related Party Transactions.

                  (a) The Company shall not enter into any agreement with any member, officer, managing member or member of the Board of Directors of the Company, or any "affiliate" of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

                  (b) The approval of the Board of Directors of the Company and a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant unit options to any officer of the Company.

            3.10 International Investment and Trade in Services Survey Act. The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

            3.11 Right of First Refusal.

            (a) No Member or the Purchaser (collectively, the "Unitholders" and individually, a "Unitholder") may transfer any units or any interest in the Company (collectively referred to herein as "Membership Interests") held by him, her or it without first complying with this section; provided, however, that such Unitholder shall be permitted to transfer a Membership Interest to his or her spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Approved Relatives, or dispose of them under his or her will, or to any other Affiliate as such term is defined under the Securities Act; provided, that, the transferee delivers to the Company and the Unitholders a written instrument agreeing to be bound by the terms of this Agreement as if it were a Unitholder.

                  (b) If any Unitholder desires to transfer any of his, her or its Membership Interest in any transaction, such Unitholder (the "Selling Member") shall first deliver written notice of his, her or its desire to do so (the "Notice") to the Company and each of the other Unitholders, in the manner prescribed in this Agreement. The Notice must specify: (a) the name and address of the party to which the Selling Member proposes to sell or otherwise dispose of the Membership Interest (the "Offeror"), (b) the number of Membership Interests the Selling Member proposes to sell or otherwise dispose of (the "Offered Membership Interests"), (c) the consideration per Membership Interest to be delivered to the Selling Member for the proposed sale, transfer or disposition, and (d) all other material terms and conditions of the proposed transaction.

                  (c) The Company shall have the first option to purchase all or any part of the Membership Interests for the consideration per share and on the terms and conditions specified in the Notice. Such option shall be exercised by delivery by the Company of written notice to the Selling Member (the "Company Notice") within 15 days after receipt of the Notice from the Selling Member. The Company shall deliver copies of such Company Notice to the Unitholders.

                  (d) The closing of the purchase of the Offered Membership Interests shall take place at the offices of the Company no later than five days after the date of the Company Notice. Neither the Company nor any of the Unitholders shall have any right to purchase any of the Offered Membership Interests hereunder unless the Company and/or the Unitholders exercise their option or options to purchase all of the Offered Membership Interests.

                  (e) To the extent that the consideration proposed to be paid by the Offeror for the Offered Membership Interests consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or the Unitholders exercising their options under this section may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Member and the Company and/or the Unitholders acquiring such Offered Membership Interests.

                  (f) In the event the Company does not exercise its option in full within such time periods specified in this section with respect to all of the Offered Membership Interests, the Company shall provide notice of such decision (the "Non-Exercise Notice") and the Unitholders (other than the Selling Member) shall have the option to purchase all (but not less than all) of the number of Offered Membership Interests not purchased by the Company (the "Remaining Membership Interests"), on a pro rata basis according to the Membership Interests owned by such Unitholders, for the consideration per share and on the terms and conditions specified in the Notice. Such option shall be exercised by delivery by such Unitholder of written notice to the Selling Member within 15 days after receipt of the Non-Exercise Notice. In the event options to purchase have been exercised by the Unitholders with respect to some but not all of the Remaining Membership Interests, those Unitholders who have exercised their options within such 15-day period shall have an additional option, for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Membership Interests on the terms and conditions set forth in the Notice, which option shall be exercised by the delivery of written notice to the Selling Member. In the event there are two or more such Unitholders that choose to exercise the last-mentioned option for a total number of Remaining Membership Interests in excess of the number available, the Remaining Membership Interests available for each such Unitholder's option shall be allocated to such Unitholder pro-rata based on the Membership Interests owned by the Unitholders so electing.

                  (g) The closing of the purchase of the Remaining Membership Interests shall take place no later than five days after the expiration of the latest 15-day period specified in Section 3.11(f).

                  (h) Notwithstanding the foregoing, in the event the Company and/or the Members do not purchase all of the Offered Membership Interests within the time periods prescribed by this section, the Selling Member may sell any or all of the Offered Membership Interests only upon the same terms set forth in the Notice within 30 days after the expiration of the last 15-day notice period. If such transaction is not consummated within such 30-day period, then the Selling Member must again comply with this section.

                  (i) For purposes of this Section 3.11, in the event the Selling Member is Purchaser, a majority of the Founding Members shall make the determination for the Company regarding the Company's election to repurchase pursuant to Section 3.11(c) and, notwithstanding anything to the contrary set forth in this Section 3.11, the purchase price for such Membership Interests may be paid by the Company by selling such number of shares of Purchaser Common Stock equal to the purchase price for such Membership Interests divided by the closing price per share of the Purchaser Common Stock.

            3.12 Co Sale Rights.

                  (a) If the Company and the Members do not exercise their options to purchase all of the Offered Membership Interests within the periods described in this Agreement (the "Option Period"), then all options of the Company and the Members to purchase the Offered Membership Interests, whether exercised or not, shall terminate, but each Member which has, pursuant to this section, expressed a desire to sell Membership Interests in the transaction (a "Participating Member"), shall be entitled to do so pursuant to this section. The Company shall promptly, on expiration of the Option Period, notify the Selling Members of the aggregate number of Membership Interests the Participating Members wish to sell. The Selling Member shall use his or her best efforts to interest the Offeror in purchasing, in addition to the Offered Membership Interests, the Membership Interests the Participating Members wish to sell. If the Offeror does not wish to purchase all of the Membership Interests made available by the Selling Member and the Participating Members, then each Participating Member and the Selling Member shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice (provided that the price set forth in the Offer with respect to shares of Common Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any convertible securities to be sold), a portion of the Membership Interests being sold to the Offeror, in the same proportion as such Selling Member or Participating Member's ownership of Membership Interests bears to the aggregate number of Membership Interests owned by the Selling Member and the Participating members. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period and only for up to the aggregate number of shares set forth in the Notice.

                  (b) If the Participating Members do not elect to sell the full number of Membership Interests which they are entitled to sell pursuant to this section, the Selling Member shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of his or her own Membership Interests which equals the difference between the number of Membership Interests desired to be purchased by the Offeror and the number of Membership Interests the Participating Members are entitled to sell pursuant to this section. If the Selling Member wishes to Transfer any such Membership Interests at a price per Unit which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Members, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Membership Interests must first be offered to the Company and the Members on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

                  (c) The proceeds of any sale made by the Selling Member without compliance with the provisions of this section shall be deemed to be held in constructive trust in such amount as would have been due the Participating Members if the Selling Member had complied with this Agreement.

            3.13 Drag-Along Right. If (i) any person or entity offers to acquire all or substantially all of the membership interests, stock, assets or business of the Company, by merger, sale of assets or otherwise, and (ii) such transaction is approved by the Board of Directors of the Company and (iii) the Members holding units representing at least 51% of the voting power of the Membership Interests then held by all Members consent in writing to such transaction (including by means of a proxy or stockholder consent voting in favor of such transaction), then each party to this Agreement shall be obligated to (a) vote all of his, her or its Membership Interests in favor of such transaction, to the extent any such vote is required for the consummation of such transaction, (b) if applicable, sell, transfer or exchange all of his, her or its Membership Interests in connection with such transaction on the same terms as those consented to by such Members (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of any preferred securities), and (c) execute and deliver such instruments of sale, transfer and exchange and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provisions of this section. If a party to this Agreement fails or refuses to vote or sell his, her or its Membership Interests as required by, or votes his, her or its Membership Interests in contravention of this section, then such party hereby grants to the President and Treasurer of the Company an irrevocable proxy, coupled with an interest, to vote such Membership Interests in accordance with this section, and hereby appoints the President and Treasurer of the Company and each of them acting singly, his, her or its attorney in fact, to sell, transfer or exchange such Membership Interests in accordance with the terms of this section. At the closing of such transaction, each of the parties to this Agreement shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Membership Interests which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any party fails or refuses to comply with the provisions of this section, the Company, the Members and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to the Membership Interests of such party shall cease.

            3.14 Termination of Covenants.

                  (a) Notwithstanding anything in this Agreement to the contrary, upon a Non-Election event or a Funding Default, the covenants set forth in Sections 3.1(b), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i),
3.1(j), 3.1(k), 3.1(l), 3.1(m), 3.1(n), 3.3 and 3.4(a) shall terminate and shall thereafter be null and void. Upon exercise by the Purchaser of the Acceleration Option (as defined in the Securities Purchase Agreement), the Founding Members shall have the right to declare and pay dividends and make any distributions, only up to an amount equal to the Acceleration Option Payment (as defined in the Securities Purchase Agreement).

                  (b) All covenants contained in this Section 3 shall terminate after the closing of a Company Sale; provided, however, for the purposes of clarity, such covenants shall apply to a Company Sale, where applicable.

            4. General.

            4.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            4.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

            4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Business Corporation Law of the State of New York, as to matters within the scope thereof, and the internal laws of the State of New York (without reference to the conflicts of law provisions thereof), as to all other matters.

            4.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 150 Lucius Gordon Drive, Suite 218, West Henrietta, New York 14586, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Boylan, Brown, Code, Vigdor and Wilson, LLP, 2400 Chase Square, Rochester, NY 14604, Attention: Robert Brown, Esq.; or

      If to the Members, at the address for such Member set forth on Exhibit ___; or

      If to a Purchaser, at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto, with a copy to Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, Attention: David
J. Sorin, Esq.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 4.4.

            4.5 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            4.6 Amendments; Waivers and Assignments. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, the Purchaser and the Members holding shares of Class A Units representing at least 67% of the voting power of all Class A Units then held by the Members; provided, however, that the provisions contained in the last two sentences of Section 3.5(a) of this Agreement may not be amended, terminated or waived without the written consent of (i) the Company, (ii) the Purchaser, and (iii) at least five out of the six Founding Members. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Member without the written consent of such Member unless such amendment, termination or waiver applies to all Members in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Except as may otherwise be set forth herein, the assignment provisions set forth in Section 8.1 of the Securities Purchase Agreement shall apply to this Agreement as well.

            4.7 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            4.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

            4.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

         Executed as of the date first written above.

                                        COMPANY:

                                        MYOTECH, LLC

                                        By: /s/ Jeffrey L. Helfer
                                            ------------------------------------

                                        Name: Jeffrey L. Helfer
                                              ----------------------------------

                                        Title: President & CEO
                                               ---------------------------------



                                        PURCHASER:

                                        BIOPHAN TECHNOLOGIES, INC.

                                        By: /s/ Robert J. Wood
                                            ------------------------------------

                                        Name: Robert J. Wood
                                              ----------------------------------

                                        Title: VP and CFO
                                               ---------------------------------



                                        MEMBERS


                                        George L. Anstadt

                                        Address:
                                                --------------------------------

                                        /s/ George L. Anstadt
                                        ----------------------------------------


                                        George W. Anstadt

                                        Address:
                                                --------------------------------

                                        /s/ George W. Anstadt
                                        ----------------------------------------

                       [Rights Agreement Signature Page]

                                        Mark P. Anstadt

                                        Address:
                                                --------------------------------

                                        /s/ Mark P. Anstadt
                                        ----------------------------------------



                                        Jeffrey L. Helfer

                                        Address:
                                                --------------------------------

                                        /s/ Jeffrey L. Helfer
                                        ----------------------------------------



                                        Stuart G. MacDonald

                                        Address:
                                                --------------------------------

                                        /s/ Stuart G. MacDonald
                                        ----------------------------------------



                                        BioMed Solutions, LLC


                                        By: /s/ Michael L. Weiner
                                            ------------------------------------

                                        Name: Michael L. Weiner
                                              ----------------------------------

                                        Title: Manager
                                               ---------------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------


                       [Rights Agreement Signature Page]